Exhibit 99.2

MANAGEMENT

Board of Directors and Executive Officers

Our executive officers and directors are:

Name	Age	Position

Munawar H. Hidayatallah	62	Chairman of the Board and Chief Executive Officer
Burt A. Adams	45	Vice Chairman of the Board, President and Chief Operating Officer
Victor M. Perez	54	Chief Financial Officer
Theodore F. Pound III	52	General Counsel and Secretary
Bruce Sauers	43	Vice President and Corporate Controller
David K. Bryan	49	President and Chief Operating Officer of Strata Directional Technology, Inc.
Steven Collins	55	President of Allis-Chalmers Production Services, Inc.
James Davey	52	President of Allis-Chalmers Rental Services, Inc. (formerly Allis-Chalmers Rental Tools, Inc.)
Gary Edwards	55	President of Allis-Chalmers Tubular Services Inc.
Terrence P. Keane	54	President and Chief Executive Officer of AirComp L.L.C
Ali H. M. Afdhal	62	Director(2)
Alejandro P. Bulgheroni	63	Director
Carlos A. Bulgheroni	61	Director
John E. McConnaughy, Jr.	77	Director(1)
Victor F. Germack	66	Director(1)
Robert E. Nederlander	73	Director(1)(3)
Jeffrey R. Freedman	59	Director(2)(3)
Leonard Toboroff	74	Vice Chairman of the Board

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating Committee.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip from its formation in February 2000 until it merged with us in May 2001. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2001, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Burt A. Adams was appointed as Vice Chairman of our board of directors on December 18, 2006 and became our President and Chief Operating Officer on December 19, 2006. Mr. Adams has served as President and Chief Executive Officer of Oil & Gas Rental Services, Inc. since 1996. In April 2006, Mr. Adams was appointed a director of ATP Oil & Gas Corporation. He also serves as Chairman of Offshore Energy Center, Ocean Star Museum, located in Galveston, Texas and is on the Executive

Committee of National Ocean Industries Association (NOIA). Mr. Adams worked for Hydril Company in Houston, Texas from 1988 to 1996.

Victor M. Perez became our Chief Financial Officer in August 2004. From July 2003 to July 2004, Mr. Perez was a private consultant engaged in corporate and international finance advisory. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995, when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years of experience in international energy banking. Mr. Perez is a director of Safeguard Security Holdings.

Theodore F. Pound III became our General Counsel in October 2004 and was elected Secretary in January 2005. For ten years prior to joining us, he practiced law with the law firm of Wilson, Cribbs & Goren, P.C., Houston, Texas. Mr. Pound has practiced law for more than 25 years. Mr. Pound represented us as our lead counsel in each of our acquisitions beginning in 2001.

Bruce Sauers has served as our Vice President and Corporate Controller since July 2005. From January 2005 until July 2005, Mr. Sauers was Controller of Blast Energy Inc., an oilfield services company. From June 2004 until January 2005, Mr. Sauers worked as a financial and accounting consultant. From July 2003 until June 2004, Mr. Sauers served as controller for HMT, Inc., an above ground storage tank company. From February 2003 until July 2003, Mr. Sauers served as assistant controller at Todco, an offshore drilling contractor. From August 2002 until January 2003, Mr. Sauers acted as a consultant on SEC accounting and financial matters. From December 2001 through June 2002, Mr. Sauers was corporate controller at OSCA, Inc., an oilfield services company, which merged with BJ Service Company. From December 1996 until December 2001, Mr. Sauers was a corporate controller at UTI Energy Corp., a land drilling contractor, which merged and became Patterson-UTI Energy, Inc. Mr. Sauers is a certified public accountant and has served as an accountant for approximately 20 years.

David K. Bryan has served as President and Chief Operating Officer of Strata since February 2005. Mr. Bryan served as Vice President of Strata from June 2002 until February 2005. From February 2002 to June 2002, he served as General Manager, and from May 1999 through February 2002, he served as Operations Manager of Strata. Mr. Bryan has been involved in the directional drilling sector since 1979.

Steven Collins has served as President of Production Services since December 2005. Mr. Collins was our corporate Vice President of Sales and Marketing from June 2005 to December 2005. From 2002 to 2005, Mr. Collins served as Sales Manager of Well Testing and Corporate Strategic Accounts Manager for TETRA Technologies. From 1997 to 2002, Mr. Collins was in sales for Production Well Testers. Mr. Collins has over 25 years’ experience in various sales and management positions in the oilfield services industry.

James Davey has served as President of Allis-Chalmers Rental Services, Inc. since April 2005. Mr. Davey was President of Safco Oilfield Products from September 2004 through 2005 and served as our Executive Vice President of Business Development and Acquisitions in October 2003 until 2004. Prior to joining us, Mr. Davey had been employed with CooperCameron for 28 years in various positions.

Gary Edwards has served as President of Tubular since December 2005 after serving as Executive Vice President of Tubular since September 2005. From April 1997 to September 2005, Mr. Edwards served as Operations Manager for IHS/Spindletop Tubular Services, a division of Patterson. Mr. Edwards has been in the casing and tubing industry for the past 29 years.

Terrence P. Keane has served as President and Chief Executive Officer of our AirComp subsidiary since its formation on July 1, 2003, and served as a consultant to M-I in the area of compressed air drilling from July 2002 until June 2003. From March 1999 until June 2002, Mr. Keane served as Vice President and General Manager — Exploration, Production and Processing Services for Gas Technology Institute where Mr. Keane was responsible for all sales, marketing, operations and research and development of the exploration, production and processing business unit. For more than ten years prior to joining the Gas Technology Institute, Mr. Keane had various positions with Smith International, Inc., Houston, Texas, most recently in the position of Vice President Worldwide Operations and Sales for Smith Tool.

Ali H. M. Afdhal was appointed to our board of directors on September 12, 2006. Since 2001, Mr. Afdhal has operated and managed his family’s international and agricultural interests. Mr. Afdhal is a graduate of The Institute of Chartered Accountants in England and Wales.

Alejandro P. Bulgheroni was appointed to our board of directors on August 14, 2006. Mr. Bulgheroni has served as the Chairman of the Management Committee of Pan American Energy LLC, an oil and gas company, since November 1997. He also served as the Chairman of Bridas SAPIC from 1988 until 1997. He has served as Vice-Chairman and Executive Vice-President of Bridas Corporation since 1993. He also serves as Chairman of Associated Petroleum Investors Ltd., an international oil and gas holding company, and as Chairman and President of Bridas International Holdings Ltd. Mr. Bulgheroni is a member of the Petroleum and Gas Argentine Institute and of the Society of Petroleum Engineers (USA), Vice-President of the Argentine Chamber of Hydrocarbons Producers (CEPH), Vice-President of the Argentine-Uruguayan Chamber of Commerce, Counselor of the Buenos Aires Stock Exchange and Counselor of the Argentine Business Council for Sustainable Development (CEADS).

Carlos A. Bulgheroni was appointed to our board of directors on August 14, 2006. Mr. Bulgheroni has served as the Chairman and President of Bridas Corporation, an international oil and gas holding company, since 1993. He has been a member of the Management Committee of Pan American Energy LLC since November 1997. He is also a member of the International Council of the Center for Strategic and International Studies (CSIS-Washington), of the International Committee of The Kennedy Center for the Performing Arts and of the Executive Board of the International Chamber of Commerce (ICC-Paris).

John E. McConnaughy, Jr. was appointed to our board of directors in May 2004. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy currently serves on the boards of Wave Systems Corp., Consumer Portfolio Services, Inc., Overhill Farms, Inc., Levcor International, Inc. and Arrow Resources Development Inc. He also serves as Chairman of the Board of Trustees of the Strang Cancer Prevention Center and as Chairman Emeritus for the Harlem School of the Arts.

Victor F. Germack was appointed to our board of directors in January 2005. Mr. Germack has served since 1980 as President of Heritage Capital Corp., a company engaged in investment banking services. In addition, Mr. Germack formed, and since 2002 has been President of, RateFinancials Inc., a company that rates and ranks the financial reporting of U.S. public companies.

Robert E. Nederlander has served as our director since May 1989. Mr. Nederlander served as our Chairman of the board of directors from May 1989 to 1993, and as our Vice Chairman of the board of directors from 1993 to 1996. Mr. Nederlander has been a Director of Cendant Corp. since December 1997 and Chairman of the Corporate Governance Committee of Cendant Corp. since 2002.

Mr. Nederlander was a director of HFS, Inc. from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or Director of the Nederlander Organization, Inc., owner and operator of legitimate theaters in New York City. Since December 1998, Mr. Nederlander has been a managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside New York City. Mr. Nederlander was Chairman of the board of directors of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 to September 2003 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. Mr. Nederlander has been a limited partner and a director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985. In addition, from January 1988 to January 2002, Mr. Nederlander was Chairman of the Board and Chief Executive Officer of Mego Financial Corp., beginning in January 1988 and resigned all positions in January 2002. The new management changed Mego’s name to Leisure Industries Corporation of America and later filed a voluntary petition under Chapter 11 of the U.S. federal bankruptcy code in July 2003.

Jeffrey R. Freedman was appointed to our board of directors in January 2005. Mr. Freedman served as our Executive Vice President — Corporate Development from January 2002 to November 2002. Since January 2003, Mr. Freedman has been involved in real estate development in South Florida. From 1994 through March 2002, Mr. Freedman was Managing Director — Oil Services and Equipment for Prudential Securities with responsibilities for institutional equity research of oilfield services and contract drilling companies in the U.S. public markets. Mr. Freedman has been involved and held various positions with major institutional brokerage firms in equity research relating to the oil service sector over the last 20 years.

Leonard Toboroff has served as our director and Vice Chairman of the board of directors since May 1989 and served as our Executive Vice President from May 1989 until February 2002. Mr. Toboroff served as a director and Vice President of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 through October 2003, and he is also a director of Engex Corp. and NOVT Corporation. Mr. Toboroff is currently a managing (executive) director of Corinthian Capital, a private equity firm. Mr. Toboroff has been a practicing attorney continuously since 1961.

Board of Directors; Committees

Our board currently has ten members who serve for a term of one year or until their successors are elected and take office. Pursuant to the corporate governance rules of the American Stock Exchange, a majority of the members of our board of directors must be “independent” in the meaning of such rules. Currently, we currently have five independent and five non-independent directors. Our board of directors has increased the number of seats comprising our entire board from ten to eleven in order to add an additional independent director. The Nominating Committee of our board is evaluating candidates to fill the newly created independent director position, and we expect our board to fill the new position promptly upon receiving the nomination by the Nominating Committee.

Our board of directors currently has three standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee.

  Audit Committee

Our Audit Committee consists of three directors, Mr. McConnaughy and Mr. Germack, who serve as Co-Chairmen, and Mr. Nederlander. All of our Audit Committee members are “independent” under the applicable American Stock Exchange and SEC rules regarding audit committee membership. Our board of directors has determined that Mr. Germack qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists our board of directors in fulfilling its oversight responsibility by overseeing and evaluating (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to stockholders and others; (ii) the functioning of our systems of internal accounting and financial controls; and (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors. Our board of directors adopted a written Audit Committee charter in March 2002, which was amended in May 2004. The charter is reviewed annually and revised as appropriate. A copy of the Audit Committee charter is available on our website (www.alchenergy.com). Information on our website is not incorporated into this document and is not a part of this document.

The independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee meets privately with, and has unrestricted access to, the independent auditors and all of our personnel.

The Audit Committee initially selected UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent auditors for the fiscal year ended December 31, 2006. On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP. On June 15, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified us that it has ceased to provide audit services to us, and accordingly, resigned as our independent auditors on that date. On June 15, 2006, the Audit Committee engaged UHY LLP as our independent auditors for our fiscal year ending December 31, 2006.

  Compensation Committee

The Compensation Committee currently consists of Mr. Afdhal, as Chairman, and Mr. Freedman. The Compensation Committee formulates and oversees the execution of our compensation strategies, including by making recommendations to our board of directors with respect to compensation arrangements for senior management, directors and other key employees. The Compensation Committee also administers our 2003 Incentive Stock Plan and will administer our 2006 Incentive Plan. Our board of directors has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.alchenergy.com). Information on our website is not incorporated into this document and is not a part of this document.

  Nominating Committee

The Nominating Committee of our board of directors was established in January 2005 to select nominees for the board of directors. The Nominating Committee consists of Mr. Nederlander, as Chairman, and Mr. Freedman, both of whom are independent as defined for such purpose by the American Stock Exchange. We have no formal procedure pursuant to which stockholders may recommend nominees to our board of directors or Nominating Committee, and the board of directors believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through current board members, stockholders and other persons. Our board of directors has adopted a charter for the Nominating Committee, a copy of which is available on our website (www.alchenergy.com). Information on our website is not incorporated into this document and is not a part of this document.